                                                                 EXHIBIT 10.6(i)

                             GRANT OF STOCK OPTIONS
                                    UNDER THE
                CRYSTAL MEDICAL PRODUCTS, INC. STOCK OPTION PLAN


            This Grant is delivered by Crystal Medical Products, Inc. (the "Company") to Colin Barnstable ("Barnstable"), its Vice-President for Research and Development, as of September 1, 1998 (the "Grant Date").

            WHEREAS, the Company's Board of Directors (the "Board"), has adopted, subject to shareholder approval, the Crystal Medical Products, Inc. Stock Option Plan (the "Plan"); and

            WHEREAS, the Plan provides that officers and key employees of the Company may be granted options for the purchase of shares of the Company's common stock, $.01 par value ("Company Stock"), in accordance with the terms and provisions of the Plan; and

            WHEREAS, the Board considers Barnstable eligible for a grant of options under the Plan, and has determined that it would be in the best interests of the Company to grant options to him;

            NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    GRANT OF OPTIONS.

      Subject to the terms and conditions set forth herein, the Company, with the approval and at the direction of the Board, hereby grants to Barnstable, as of the Grant Date, options for a total of 250,000 shares, consisting of five (5) incentive stock options (the "Options") to purchase up to 50,000 shares of Company Stock per Option, at a price of $1.00 per share (the fair market value as of the Grant Date). (The shares of Company Stock purchasable upon exercise of each Option shall be collectively referred to as the "Option Shares".) The Options are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.    EXERCISABILITY OF OPTIONS.

      Subject to the limitations provided herein, the Options shall become exercisable as follows:

Option No. 1:     on and after January 31, 1999
Option No. 2:     on and after January 31, 2000
Option No. 3:     on and after January 31, 2001
Option No. 4:     on and after January 31, 2002
Option No. 5:     on and after January 31, 2003

      The Board may accelerate the exercise date of any Option at any time and for any reason, including, but not limited to, a "change in control" (as defined in the Plan). In addition, if, after a public offering, Barnstable ceases to be employed by the Company due to death, disability or termination by the Company for any reason other than cause, the exercise date of any Option that is not otherwise exercisable shall be accelerated to the date Barnstable's employment terminates. If the aggregate fair market value (as of the Grant Date) of Option Shares as to which Options are exercisable for the first time in any calendar year is deemed to exceed $100,000, then the Options, as to the excess, shall be treated as nonqualified stock options, not intended to qualify under Section 422 of the Code.

3.    TERMINATION OF OPTIONS.

      All exercisable options shall terminate unless exercised before the earliest of the following dates:

      (a)   August 31, 2008;

      (b) Ninety (90) days after Barnstable ceases to be employed by the Company for any reason other than death or disability (as defined in the Plan);

      (c) One year after termination of Barnstable's employment due to death or disability;

      (d) One year after Barnstable's death if he dies within ninety (90) days of termination of his employment.

4.    EXERCISE OF OPTIONS.

      Barnstable may exercise any of the Options with respect to all or any part of the Option Shares then exercisable by giving the Board written notice of intent to exercise, specifying: the Option being exercised; the number of shares as to which the Option is exercised; and the date to complete the exercise (the "Notice").

      Provided full payment therefor has been received and all legal requirements applicable to the issuance or transfer of such shares have been complied with to its satisfaction, the Board, on the exercise date specified in the Notice, or as soon thereafter as practicable, shall cause to be delivered to Barnstable certificate(s) for the Option Shares then being purchased. Such certificate(s) may be for authorized and unissued or reacquired shares of Company Stock.

5.    SHAREHOLDERS' AGREEMENT; OTHER INSTRUMENTS.

      As a condition to the delivery of any Option Shares to be distributed to him, Barnstable agrees to execute any shareholders' agreement and such other documents and instruments required by applicable federal and state securities laws which the Board deems appropriate or desirable.

6.    FAIR MARKET VALUE.

      As used herein, the "fair market value" of an Option Share as of the Grant Date shall be the value as determined by the valuation of Howard Lawson & Co. attached hereto.


7.    NONTRANSFERABILITY OF OPTIONS.

      Options granted hereunder shall not be transferable by Barnstable except by will or the laws of descent and distribution. If Barnstable dies, his personal representative or any other person entitled to succeed his rights may exercise such rights upon satisfactory proof to the Company of the right to receive the Option under Barnstable's will or the applicable laws of descent and distribution. Any other attempt by Barnstable to alienate, assign, pledge, hypothecate or otherwise dispose of any of the Options, or the levy of any attachment, execution or similar process upon the rights conferred hereunder, shall terminate such Options.

8.    STOCKHOLDER RIGHTS.

    Barnstable shall have the rights and privileges of a stockholder of the Company with respect to any Option Share only after exercise of the Option with respect thereto and delivery of such Option Share pursuant to Section 4 hereof.

9.  EMPLOYMENT NOT AFFECTED.

      Neither the granting of the Options, nor their exercise, shall be construed as granting Barnstable any right to continuing employment with the Company.

10.   AMENDMENT OF GRANT.

      The Board may amend this Grant at any time if it determines, in its sole discretion, that such amendment is necessary or advisable in light of any modification of the Code (or the Treasury Regulations promulgated thereunder), any federal or state securities law or any other law or regulation which applies to the Options. Other amendments to the Grant may be made only in a writing signed by the Company and Barnstable.

11.   NOTICE.

      Any notice required hereunder or under the Plan shall be sent to the appropriate party, at the address indicated below, by hand delivery or certified mail:

to the Company's Board: Board of Directors
                        Crystal Medical Products, Inc.
                        Attention: Herbert Lotman, Chairman
                        321 Spruce Street
                        525 Bank Towers
                        Scranton, PA   18503

               copies to:     George Ginader, CPA
                              Ginader Jones & Co.
                              321 Spruce Street
                              525 Bank Towers
                              Scranton, PA 18503

                                   and

                              John W. Pelino, Esq
                              Pelino & Lentz, P.C.
                              One Liberty Place - 32nd Floor
                              1650 Market Street
                              Philadelphia, PA 19103-7393

              to Barnstable:  Colin Barnstable
                              41  Greenway Street
                              Hamden,   CT  06517

12.   INCORPORATION OF PLAN BY REFERENCE.

      These Options are granted pursuant to the terms of the Plan (which is incorporated herein by reference), and the Options shall in all respects be subject to, and interpreted in accordance with, the Plan, including, but not limited to, its provisions relating to adjustments of and changes to the stock of the Company, change in control and public offering. The Board shall interpret and construe the Plan and this Grant instrument, and its interpretations and determinations shall be binding and conclusive on Barnstable.

13.   GOVERNING LAW.

      The validity, construction, interpretation and effect of this instrument shall be exclusively governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, except to the extent preempted by federal law.

            IN WITNESS HEREOF, the parties hereto have executed this instrument as of the day and year first written above.

                                    CRYSTAL MEDICAL PRODUCTS, INC.

                                    By:  /s/  Herbert   Lotman, Chairman
                                         -----------------------------------
                                    Accepted and Agreed To By:

                                    /s/  Colin Barnstable
                                    ----------------------------------------
                                    Colin Barnstable